UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 9, 2010

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. ("IFF" or the "Company") dated February 9, 2010 reporting IFF's financial results for the quarter and year ended December 31, 2009.

An audio webcast, to discuss the Company's fourth quarter and full year 2009 financial results and outlook, will be held at 10:00 a.m. EST on February 9, 2010.  Interested parties can access the webcast and accompanying slide presentation on the Company's website at www.iff.com, under the Investor Relations section. For those unable to listen to the live broadcast, a replay will be available on the Company's website approximately one hour after the event and will remain available on the IFF Web site until February 23, 2010.

Non-GAAP financial measures: To supplement the Company's financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company uses, and has also included in the attached press release or as part of its webcast, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company discloses, and management internally monitors, the sales performance of international operations on a basis that eliminates the positive or negative effects that result from translating foreign currency sales into U.S. dollars. Management uses this constant dollar measure because management believes that it enhances the assessment of the sales performance of the Company’s international operations and the comparability between reporting periods.

The Company uses non-GAAP financial operating measures which exclude: in 2009, employee separation costs (including costs associated with the change in the Chief Executive Officer position) and restructuring charges (including costs associated with the Company’s ongoing restructuring efforts in Europe) and in 2008, (i) employee separation and restructuring charges; (ii) costs for the implementation of the global shared services structure (iii) the benefit of an insurance recovery related to a product contamination issue; and (iv) the benefit of favorable tax rulings and settlements relating to prior periods. Management uses, and will use, these non-GAAP financial measures in evaluating actual performance for the reporting period in relation to historical performance, both for the Company alone and against other companies, as well as in assessing management’s own performance.  The Company also calculates EBITDA amounts (earnings before interest, taxes, depreciation and amortization) as an additional indicator of its financial performance and as a benchmark versus certain debt covenants.  At times, the Company may disclose free cash flow because the Company believes it is a measurement of cash flow that may be available for investing and financing activities. We define free cash flow as net cash provided from operations less capital expenditures and cash dividends.  The Company also discloses, from time to time, non-GAAP effective tax rates, which exclude the effect of the benefits of tax rulings relating to prior periods, as additional information in seeking to assess and compare our tax rates without the benefit of those tax rulings.

Management believes that, given the special nature of the above items, the inclusion of information without the impact of these items provides added information and an added financial metric, for both management and investors to evaluate and understand the Company's operational performance and effective tax rate, as applicable, and assists management and may assist investors in evaluating the Company's period to period financial results. A material limitation of these financial measures is that such measures do not reflect actual GAAP amounts; employee separation and restructuring charges and costs for the implementation of the global shared services structure include actual cash outlays; and tax benefits and the insurance recovery reflect actual accounting and cash benefits realized.  In addition, the calculation of free cash flow does not reflect the residual cash flow available for discretionary expenditures since non-discretionary items such as debt repayments are not deducted in determining such measure and as such, should not be considered a substitute for cash provided by operating activities or other cash flow statement data prepared in accordance with GAAP.  Free cash flow, as we define it, may differ from similarly named measures used by other entities.  Management compensates for such limitations by clarifying that these measures are only one operating metric used for analysis and planning purposes and by providing the corresponding GAAP financial measures and a reconciliation to the corresponding GAAP financials measures on IFF’s website at www.iff.com under the Investor Relations section.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2010, pursuant to authority granted by our Compensation Committee, our Chairman approved a discretionary bonus payment to Mr. Nicolas Mirzayantz, Group President, Fragrances, in the amount of $76,893.  This bonus was in recognition that, in spite of global economic and market conditions and their impact on the Company’s fine fragrance business, certain Fragrance Business Unit categories, such as Functional Fragrances and Beauty Care, performed well across a broad range of geographies, with important new wins in Fabric Care and Personal Wash and strong performance by both Hair Care and Toiletries categories.  In addition to the discretionary bonus, Mr. Mirzayantz will receive a 43.6% payout of his target 2009 Annual Incentive Plan (“AIP”) award, which is based on the Fragrance Business Unit’s achievement against its performance goals and corporate achievement against corporate enterprise performance goals.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release of International Flavors & Fragrances Inc., dated February 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated:	February 9, 2010	/s/ Richard O’Leary
Name: Richard O’Leary

Title: Vice President and Controller

Exhibit Index

Number	Description
99.1	Press Release of International Flavors & Fragrances Inc. dated February 9, 2010